                                                                                                 Exhibit 23.2

                                               INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Acxiom Corporation:

         We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration
Statement on Form S-8 of our report dated May 9, 2003, relating to the consolidated balance sheet of Acxiom
Corporation and subsidiaries as of March 31, 2003 and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the year ended March 31, 2003, which is included in the March 31, 2003 annual report on Form 10-K of Acxiom Corporation.

         Our report refers to our audit of the adjustments that were applied to revise the 2002 and 2001 financial statements relating to reportable segments, as more fully described in Note 19 to the consolidated financial statements.  However, we were not engaged to audit, review, or apply any procedures to the 2002 and
2001 consolidated financial statements other than with respect to such adjustments.

/s/ KPMG LLP

Dallas, Texas
September 16, 2003